Exhibit 99.1

For Immediate Release

AUXILIUM ANNOUNCES APPOINTMENTS TO ENHANCE LEADERSHIP TEAM

Andrew I. Koven Named Executive Vice President,

Chief Administrative Officer and General Counsel

Mark A. Glickman Named Senior Vice President, Sales

Malvern, PA – February 6, 2012 – Auxilium Pharmaceuticals, Inc. (Nasdaq: AUXL), a specialty biopharmaceutical company, today announced the appointment of two executive officers, effective immediately. Andrew I. Koven has been named Executive Vice President, Chief Administrative Officer and General Counsel, and Mark A. Glickman has been named Senior Vice President, Sales.

“The leadership appointments we are announcing today advance our efforts to help position Auxilium for sustainable success and the next stage of its evolution,” said Adrian Adams, Chief Executive Officer and President of Auxilium. “Collectively, Andrew and Mark’s broad expertise and industry experience should significantly enhance our capabilities as we seek to maximize the value of XIAFLEX® and Testim®, deliver on our current pipeline, and capitalize on future growth opportunities to achieve profitability and drive shareholder value.”

Mr. Koven has over 26 years of experience practicing law, most of which has been in the pharmaceutical industry. He most recently served as President and Chief Administrative Officer of Neurologix, Inc. Prior to that, Mr. Koven was Executive Vice President and Chief Administrative and Legal Officer at Inspire Pharmaceuticals, Inc., where he oversaw all matters related to legal, quality and compliance, corporate development and licensing and technical operations prior to the strategic acquisition of the company by Merck & Co. From 2007 to 2010 Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary at Sepracor Inc. before its acquisition by Dainippon Sumitomo Pharma Co in 2009. Before joining Sepracor, Mr. Koven was Executive Vice President, General Counsel and Corporate Secretary at Kos Pharmaceuticals, Inc., where he oversaw the company’s legal, compliance and quality assurance departments until the acquisition of the company by Abbott Laboratories in 2006. Mr. Koven began his career in the pharmaceutical industry as an Assistant General Counsel at Warner-Lambert Company from 1993 to 2000, followed by his role as Senior Vice President and General Counsel at Lavipharm Corporation from 2000 to 2003. From 1986 to 1992 he was a corporate associate at Cahill, Gordon & Reindel in New York. In his new role, Mr. Koven will be assuming responsibility for the Company’s legal functions, government affairs and technical operations.

Mr. Glickman has over 20 years of experience in pharmaceutical sales and operations, with expertise in a variety of fields including sales turnarounds, global product introductions and organizational expansions. Most recently he was Vice President of the medical device division of Otsuka America Pharmaceutical, Inc., a U.S. division of the Tokyo-based Otsuka Pharmaceutical Company. At Otsuka, he helped to reinvigorate the company’s sales and increase its business by 50% over two years, while also spearheading quality improvement initiatives and playing a critical role in new regulatory filings. Prior to that, he served as Senior Vice President of Sales and Marketing at Oscient Pharmaceuticals Corp., from 2007 to 2009, during which time he completed a successful turnaround of the company’s commercial strategy, driving a significant increase in sales during his tenure. Before joining Oscient, Mr. Glickman served as Vice President of Sales at Bayer Healthcare’s Diabetes Care Division. From 2001 to 2007 he played a major role in helping to build the commercial organization at Kos Pharmaceuticals by holding various positions including Director of Marketing, Regional Sales Director and Vice President of Sales. Prior to that, he was a Senior Product Manager at Bristol-Myers Squibb, where, during his tenure, he contributed to revenue growth of $400 million.

The Company also announced the departures of Jennifer Evans Stacey, Esq., the Company’s Executive Vice President, General Counsel, and Secretary; Ed Kessig, Senior Vice President, Sales; and Edward Arcuri, Executive Vice President, Technical Operations.

“On behalf of the Auxilium Board of Directors and senior management team, I would like to thank Jennifer, Ed, and Edward for their contributions to the Company over the years,” continued Mr. Adams. “Each has played an important role in Auxilium’s successes and we wish them well in their future endeavors.”

Auxilium also announced today the appointment of Darrin Bryan as Vice President, Commercial Analytics, a newly created position. The addition of this role is consistent with the Company’s focus on excellence in execution and driving the successful commercialization of Auxilium’s current and future pipeline. The Company expects to benefit from Mr. Bryan’s extensive background in sales and marketing strategic analysis.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences, such as urologists, endocrinologists, certain targeted primary care physicians, hand surgeons, subsets of orthopedic, general, and plastic surgeons who focus on the hand, and rheumatologists. Auxilium markets XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren’s contracture patients with a palpable cord and Testim® 1%, a testosterone gel, for the topical treatment of hypogonadism in the U.S. Pfizer Inc. has marketing rights for XIAPEX® (the EU tradename for collagenase clostridium histolyticum) in 46 countries in Eurasia and Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan. Ferring International Center S.A. markets Testim in the EU and Paladin Labs Inc. markets Testim in Canada. Auxilium has three projects in clinical development. XIAFLEX is in phase III of development for the treatment of Peyronie’s disease, in phase IIa of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and in phase Ib of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy). Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s prospects for profitability, success and growth; the Company’s ability to maximize the value of its current products and product pipeline; the strength of the Company’s market opportunity; the Company’s future financial and operational performance; the Company’s ability to commercialize its product pipeline; the Company’s future market position; the creation of value for shareholders; and products in development for Peyronie’s disease, Frozen Shoulder syndrome and cellulite.

Forward-looking statements often address Auxilium’s expected future financial position or business strategy and plans and objectives of management for future operations. Forward-looking statements provide Auxilium’s current expectations or forecasts of future events. Auxilium’s performance and financial results could differ materially from those reflected in these forward-looking statements due to various risks and uncertainties.

A more detailed list and description of the risks and uncertainties that Auxilium faces may be found under the heading “Risk Factors” in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarter ended September 30, 2011, which are on file with the Securities and Exchange Commission. Given these risks and uncertainties, any or all of the forward-looking statements contained in this release may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Auxilium undertakes no obligation to update publicly any forward-looking statement.

CONTACT:

James E. Fickenscher

Chief Financial Officer

Auxilium Pharmaceuticals, Inc.

+1-484-321-5900

jfickenscher@auxilium.com

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications

Auxilium Pharmaceuticals, Inc.

+1-484-321-5900

wsargent@auxilium.com